As filed with the Securities and Exchange Commission on February 22, 2019
Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTL FCSTONE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	59-2921318 (I.R.S. Employer Identification Number)

708 Third Avenue, Suite 1500
New York, NY 10017
(Address of principal executive offices) (ZIP code)

INTL FCSTONE 2013 STOCK OPTION PLAN
(Full title of the plans)

William J. Dunaway
INTL FCStone Inc.
1251 NW Briarcliff Parkway, Suite 800
Kansas City, Missouri 64116
(Name and address of agent for service)

(816) 410-7129
(Telephone number, including area code, of agent for service)

Copy to:

Scott D. Claassen
Stinson Leonard Street LLP
1201 Walnut, Suite 2900
Kansas City, Missouri 64106
(816) 842-8600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[X]
Non-accelerated filer	[ ]	Smaller reporting company	[ ]
		Emerging growth company	[ ]

CALCULATION OF REGISTRATION FEE

	Amount to be		Proposed maximum	Proposed maximum	Amount of
Title of securities to be registered	registered		offering price per share (1)	aggregate offering price (1)	registration fee
Common Stock, par value $.01 per share	1,000,000	(2)	$40.37	$40,370,000	$4,892.84

(1)
Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant’s common stock on February 15, 2019, on the NASDAQ Stock Market. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

(2)
Represents the maximum number of shares of Common Stock that may be offered pursuant to this registration statement pursuant to the INTL FCStone Inc. 2013 Stock Option Plan. In the event of a stock split, stock dividend or similar transaction involving the Common Stock, in order to prevent dilution, the number of shares of Common Stock registered hereby shall be automatically increased to cover the additional shares of Common Stock in accordance with Rule 416 under the Securities Act of 1933.

STATEMENT REGARDING REGISTRATION OF ADDITIONAL
SECURITIES PURSUANT TO GENERAL INSTRUCTION E
INTL FCStone Inc., (the “Company,” “we,” “us,” or “our”) is filing this registration statement on Form S-8 for the purpose of registering an additional 1,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued in the future under the INTL FCStone Inc. 2013 Stock Option Plan (the “Plan”).
The shareholders approved an amendment to increase the total number of shares authorized for issuance under the Plan from 1,000,000 shares to 2,000,000 shares at the Company’s annual meeting held on February 13, 2019.
 The Company previously registered an aggregate of 2,500,000 shares of Common Stock under a Registration Statement filed with the Commission on May 30, 2014 (File No. 333-196413) (the “Registration Statement”). The additional shares of Common Stock being registered by this registration statement are of the same class as those securities registered on the Registration Statement. The contents of the Registration Statement, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof or otherwise, are incorporated herein by reference in accordance with General Instruction E to Form S-8.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2018;

(b)	the Registrant’s Quarterly Reports on Form 10-Q filed on February 7, 2019;

(c)	the Registrant’s Current Reports on From 8-K filed on October 22, 2018; and

(d)
the description of the Common Stock of the Registrant which is contained in the Registration Statement on Form SB-2 filed on October 13, 1993 (Registration No. 33-70334-A), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents; except that nothing in this registration statement shall be deemed to incorporate by reference herein any information included in (i) any document in response to Items 2.01 or 7.01 of a current report on Form 8-K or paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K, (ii) any other information that is furnished to the Commission under applicable rules of the Commission rather than filed with the Commission, and (iii) exhibits furnished in connection with the information furnished.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
The following Exhibits are filed herewith or incorporated herein by reference:

Exhibit
Number	Description
3.1
Restated Certificate of Incorporation of the Company, as amended February 25, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement of Form S-8 (File No. 333-196413) filed on May 30, 2014)

3.2
Bylaws of the Company, as amended December 16, 2013 (incorporated by reference to Exhibit 3.2 to the Company’s Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File No. 333-160832) filed on July 31, 2014

4.1
Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2, filed October 13, 1993, File No.  33-70334-A, and as amended by amendments filed December 15, 1993, February 2, 1994, and April 18, 1994)

5.1 *	Opinion of Stinson Leonard Street LLP

23.1 *	Consent of KPMG LLP

23.2 *	Consent of Stinson Leonard Street LLP (contained in Exhibit 5.1)

24.1 *	Power of Attorney included on the signature page of this Registration Statement
* Filed as part of this report.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on February 22, 2019.

INTL FCSTONE INC.

By:	/s/ William J. Dunaway
William J. Dunaway
Chief Financial Officer

POWER OF ATTORNEY
We, the undersigned officers and directors of INTL FCStone Inc., hereby severally constitute William J. Dunaway our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below this Registration Statement and any and all amendments to said Registration Statement and any registration statements for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable INTL FCStone Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John Radziwill
John Radziwill	Director and Chairman of the Board	February 22, 2019

/s/ Sean M. O’Connor
Sean M. O’Connor	Director, President and Chief Executive Officer	February 22, 2019
(Principal Executive Officer)
/s/ Scott J. Branch
Scott J. Branch	Director	February 22, 2019

/s/ Diane L. Cooper
Diane L. Cooper	Director	February 22, 2019

/s/ John M. Fowler
John M. Fowler	Director	February 22, 2019

/s/ Daryl K. Henze
Daryl Henze	Director	February 22, 2019

/s/ Steven Kass
Steven Kass	Director	February 22, 2019

/s/ Bruce W. Krehbiel
Bruce W. Krehbiel	Director	February 22, 2019

/s/ Eric Parthemore
Eric Parthemore	Director	February 22, 2019

/s/ William J. Dunaway
William J. Dunaway	Chief Financial Officer	February 22, 2019
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

5.1	Opinion of Stinson Leonard Street LLP

23.1	Consent of KPMG LLP

24.1	Power of Attorney included on signature page of this Registration Statement